PLACEMENT AGENT AGREEMENT

Phoenix-LJH Advisors Fund LLC
2640 Golden Gate Parkway, Suite 205
Naples, FL 34105


Dear Sirs:

       It is our understanding that Phoenix-LJH Advisors Fund LLC, a Delaware limited-liability company, ("Fund"), proposes to offer and sell to selected purchasers, upon the terms and subject to the conditions set forth in the enclosed Private Placement Memorandum, dated _______________, 2002 (the "Memorandum"), membership interests or commitments in respect thereof ("Interests"), as more particularly described in the Memorandum. Phoenix Equity Planning Corporation, a Connecticut corporation, desires to serve as placement agent for the offer and sale of the Interests.

       1. Appointment. The Fund hereby appoints Phoenix Equity Planning Corporation, a Connecticut corporation ("Placement Agent"), to act as its placement agent in connection with the offer and sale of the Interests. By its acceptance hereof, Placement Agent agrees to act in such capacity and to endeavor to find purchasers for the Interests in accordance with the terms and conditions of the Memorandum and this Agreement.

       2. Private Placement. Offers and sales of the Interests will not be registered under the Securities Act of 1933 (the "Securities Act") and the qualification requirements of state securities laws in reliance on (a) the exemption from registration or qualification for offers and sales made only to persons or entities which qualify as "accredited investors" as defined in Rule 501(a) of Regulation D under the Securities Act and Rule 506 of said Regulation D, and a "qualified client" as defined in Rule 205-3 under the Investment Advisers Act of 1940 (the "Advisers Act"). The Fund is an "investment company" under The Investment Company Act of 1940 (the "1940 Act"). Offers and sales of Interests may be made subject to certain additional criteria and conditions required by the Fund with respect to prospective purchasers that are employee benefit plans. The Placement Agent acknowledges that the Fund may consummate sales of Interests in several closings. Placement Agent will furnish prospective accredited investors with a Memorandum and such further documents as are designated by the Fund for delivery to prospective investors (the "Disclosure Documents"). All Disclosure Documents shall contain such materials and information, and shall be in such form, as counsel for the Fund shall deem necessary or advisable. The accuracy and completeness of the disclosure documents shall be the responsibility of the Fund.

       3.     Sale of the Interests
              ---------------------

              3.1 A subscription agreement, in form and substance satisfactory to the Fund (the "Subscription Agreement"), must be completed by each subscriber and returned by Placement Agent, together with any other documents that may be required under state securities laws, as determined by counsel for the Fund or by said subscription agreement, to the Fund at such address as may be specified in the Subscription Agreement or Memorandum.

              3.2 The Fund shall have the right to accept or reject any and all subscriptions for any reason. Upon receipt of the Subscription Agreement, the Fund will determine promptly whether to accept the proposed subscriber. Should the Fund determine to accept the subscriber, it shall (i) execute an

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acceptance on the Subscription Agreement, (ii) cause the issuance of interests in accordance with the instructions in the Subscription Agreement and the Limited Liability Company Agreement of Phoenix-LJH Advisors Fund LLC (the "Limited Liability Company Agreement"), and (iii) deliver each of the foregoing to the Placement Agent, for delivery to the subscriber upon payment of all subscription amounts as required under the Subscription Agreement and the Limited Liability Company Agreement and the satisfaction of any other conditions of the Fund. It is agreed that closings of sales of Interests may be effected in groupings for efficiency purposes. If the Fund determines to reject any subscription, it will promptly return to the Placement Agent the Subscription Agreement, unless the Fund is seeking additional information from the investor whether to accept or reject the subscription. Placement Agent shall then promptly return the tendered Subscription Agreement to the subscriber.

       4. Compensation. With respect to purchasers who are introduced or referred to the Fund by Placement Agent, Placement Agent shall receive a distribution fee in an amount and payable as described on Exhibit 1 attached hereto.

       5. Representations and Warranties of the Fund. The Fund represents and warrants to Placement Agent that:

              5.1 To its knowledge, the Fund has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, and has full power and authority to conduct business as described in the Memorandum under the laws of the State of Delaware and every other jurisdiction in which it conducts business or owns or leases property.

              5.2 The Fund has prepared the Memorandum to be used only in connection with the offer and sale of the Interests to purchasers and may prepare amendments or supplements thereto. The offer and sale of the Interests is intended to be exempt from registration pursuant to Regulation D of the Securities Act and the rules and regulations promulgated thereunder, and Interests are intended to be sold only to "qualified clients" under Rule 205-3 of the Advisers Act.

              5.3 From the time of this Agreement and at all times subsequent thereto up to and including the Termination Date (as defined below) the Disclosure Documents will fully comply with the provisions of the Securities Act and the published rules and regulations thereunder and will not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided however, that none of the representations and warranties in this subparagraph shall apply to statements in, or omissions from, the Disclosure Documents based upon and in conformity with written information furnished to the Fund by Placement Agent or on Placement Agent's behalf specifically for use with reference to Placement Agent in the preparation of the Disclosure Documents.

              5.4 From the time of this Agreement, up to and including the termination date, the Fund will use its best efforts to advise the Placement Agent of any material liabilities or obligations incurred by the Fund, of any material adverse changes in the condition of the Fund, and of any legal or governmental proceedings to which the Fund is party, which may result in any material adverse change in condition of the Fund.

              5.5 To its knowledge, the Interests have been duly authorized by the Fund, and when subscriptions for the Interests have been accepted by the Fund as contemplated in the Memorandum and all conditions precedent to the closing thereof shall have been satisfied, the Interests will have been validly issued and will conform to the description thereof contained in the Memorandum.

              5.6 To its knowledge, the execution and delivery of this Agreement and the incurrence of the obligations and consummation of the transactions herein contemplated will not conflict

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with, or constitute a breach of or default under, the Certificate of Formation and the Limited Liability Company Agreement or any material contract, indenture, mortgage, loan agreement or lease, to which the Fund is a party or by which it may be bound, or any law, administrative regulation or court decree.

              5.7 To its knowledge, the Fund is not in violation of the Certificate of Formation or its Limited Liability Company Agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound whereby such violation or default (whether taken singly or in the aggregate) would have a material adverse effect upon the Fund.

              5.8 To its knowledge, the person or persons who have signed this Agreement on behalf of the Fund are duly authorized to so sign, and this Agreement is a valid, legal, and binding agreement of the Fund enforceable in accordance with its terms.

              5.9 At all times subsequent to the date of this Agreement and up to and including the Termination Date, the representations and warranties made in this Section 5 will be true and correct with the same effect as if they had been made on and as of such time, except as may subsequently be disclosed in writing to the Placement Agent.

       6.     Further Agreements of the Fund
              ------------------------------

              6.1 The Fund covenants and agrees that it will pay or cause to be paid (i) all expenses and fees in connection with the preparation, printing, filing, delivery and shipping of the Memorandum and any amendments or supplements thereto, and (ii) filing fees and expenses, if any, of registering, qualifying or perfecting exemption from registration or qualification, the Interests in each of the States in which the Interests are to be offered in each case as required by law or regulation.

              6.2 If at any time during the term of this Agreement any event shall have occurred as a result of which, in the opinion of counsel for the Fund, the Memorandum as amended or supplemented includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Memorandum to comply with the Securities Act, the Fund promptly will prepare and deliver to the Placement Agent an appropriate amendment or supplement.

              6.3 The Fund will deliver to Placement Agent from time to time without charge as many copies of the Disclosure Documents (and, in the event of an amendment or supplement to the Disclosure Documents pursuant to the provisions of this Agreement, of such amended or supplemented Disclosure Documents) as the Placement Agent may reasonably request.

       7.     Representations and Warranties of Placement Agent.
              --------------------------------------------------

              7.1 Placement Agent confirms that Placement Agent is registered as a broker-dealer and is in good standing under the Exchange Act, Connecticut law and the securities law of each state in which offers and sales of the Interests will be conducted by Placement Agent. Placement Agent also confirms that Placement Agent is a member in good standing of the NASD.

              7.2 Placement Agent is not authorized to act as agent of the Fund in any other connection or transaction, and Placement Agent agrees not to act as such agent and not to purport to do so without the prior written approval of the Fund. Placement Agent will use only such written materials (including the Disclosure Documents) as are provided by the Fund for the purposes of soliciting purchasers. Placement Agent agrees that if and when the Fund supplies Placement Agent with copies of

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any supplement to the Disclosure Documents, Placement Agent will affix such copies of such supplement to the Disclosure Document already in Placement Agent's possession, and that thereafter Placement Agent will only distribute offering materials containing such supplement and that Placement Agent will accept subscriptions only from investors who have received a copy of the Disclosure Documents containing such supplement. Placement Agent further agrees to comply with all instructions from the Fund concerning the destruction of out-dated Disclosure Documents and the use of supplemented or amended Disclosure Documents.

              7.3 Placement Agent will not sell the Interests pursuant to this Agreement unless the Disclosure Documents and any amendments or supplements thereto are furnished to the subscriber a reasonable time prior to sale of the Interests.

              7.4 Placement Agent will use reasonable efforts to select investors who Placement Agent reasonably believes meet the investor suitability requirements which are set forth in the Memorandum and Subscription Agreement. Placement Agent will, for a period of two years, maintain in Placement Agent's files a copy of the Subscription Agreement for each investor for whom Placement Agent acts as Placement Agent.

              7.5 Placement Agent shall disclose its role as paid Placement Agent to prospective investors.

              7.6 Placement Agent shall comply with applicable law in connection with its activities pursuant to this Agreement.

       8. Dealers. It is agreed that Placement Agent may from time to time appoint other broker-dealers to participate in the sale, solicitation and distribution of the Interests. Each such appointment shall be made pursuant to a written agreement entered between Placement Agent and such broker-dealer approved as to form and substance by the Fund.

       9. Indemnification. The Fund agrees to indemnify and hold harmless Placement Agent and each person, if any, who controls Placement Agent within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, including reasonable attorneys fees, to which the Placement Agent or such controlling persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Documents or any amendment or supplement to the Disclosure Documents or furnished in writing to Placement Agent for use in selling the Interests, or
(ii) the omission or alleged omission to state in the Disclosure Documents or any amendment or supplement to the Disclosure Documents a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Placement Agent and each such controlling person for any reasonable legal or other out of pocket expenses reasonably incurred by Placement Agent or such controlling person in connection with defending any such claim, liability or action; provided however, that the Fund will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Fund by Placement Agent specifically for use with reference to Placement Agent in the preparation of the Disclosure Documents or any amendment thereof or supplement thereto or arising out of the failure of the Placement Agent to perform its undertakings in Section 7 hereof. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.



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       10.    Effective Date and Termination
              ------------------------------

              10.1 This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto (the "Effective Date"). This Agreement shall terminate upon the earliest to occur of (i) the date upon which subscriptions for the maximum amount of Interests under the Limited Liability Company Agreement offered have been accepted by the Fund, which date the Fund shall designate by notice to Placement Agent in writing; or (ii) sixty
(60) days after written notice by one party to the other party (the "Termination Date").

              10.2 Notwithstanding the foregoing, Placement Agent may terminate this Agreement by giving prior written notice to the Fund if: (i) the Fund shall have become a defendant in any litigation which is likely to result in a judgment having materially adverse consequences for the Fund or there shall have been, since the respective dates as of which information is given in the Disclosure Documents, any material adverse change in the condition, financial or otherwise, of the Fund, which renders it inadvisable to proceed with the delivery of the Interests, or (ii) there shall have been any major catastrophe, substantial change in national, international, or world affairs, national calamity, act of God, or other event or occurrence which, in Placement Agent's reasonable judgment, will materially disrupt the financial markets of the United States for an extended period, or (iii) a general banking moratorium shall have been declared by federal or state authorities.

       11. Survival of Warranties and Representations and Indemnification. The representations and warranties of the Fund, the covenants of Placement Agent and the indemnity agreement of the Fund, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Placement Agent or any controlling person thereof, and shall survive the delivery of and payment for the Interests, and any successor of Placement Agent or of any such controlling person or any legal representative of any such controlling person, as the case may be, shall be entitled to the benefit of such indemnity agreement.

       12. Notices. Except as in this Agreement otherwise provided, (a) whenever notice is required by the provisions of this Agreement or otherwise to be given to the Fund, such notice shall be in writing addressed to the Fund at 2640 Golden Gate Parkway, Suite 205, Naples, FL, 34105 and (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to Placement Agent, such notice shall be in writing addressed to Placement Agent at Phoenix Equity Planning Corporation, 56 Prospect Street, Hartford, CT 06115,
Attn.: Compliance Officer. Any notice referred to herein may be given in writing or by telegraph or telephone and if by telegraph or telephone shall be immediately confirmed in writing. Notice (unless actual) shall be effective upon mailing or telegraphic transmission, as the case may be.

       13. No Assignment; Persons Entitled to Benefit of Agreement. Except as provided in the next sentence, this Agreement is made solely for the benefit of Placement Agent, the Fund, or controlling persons thereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term "successors and assigns," as used in the Agreement, shall not include any purchaser, as such purchaser, of any of the Interests. This Agreement is not assignable by either party and any attempted assignment hereof shall be null and void.

       14. Memoranda. The Placement Agent shall maintain a register of all Memoranda distributed by it and the subscribers to whom they were delivered. The Placement Agent will use reasonable efforts to obtain the return of any Memorandum delivered to a subscriber that does not purchase an Interest.

Please confirm your agreement to terms and conditions herein set forth by signing and returning the enclosed duplicate copy of this Agreement at once to Phoenix Equity Planning Corporation at the address specified in Section 11 above.


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                                             Very truly yours,


                                             PHOENIX EQUITY PLANNING CORPORATION

                                             By: _______________________________
                                                    NAME, TITLE

                                             DATED: ____________________________

AGREED AND ACCEPTED:

PHOENIX-LJH ADVISORS LLC

By:_____________________________________
       NAME, TITLE

DATED:__________________________________










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